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EVC

EDUCATIONAL VIDEO CONFERENCING, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 281505 10 7


This Certifies that


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.0001 EACH OF THE COMMON STOCK OF EDUCATIONAL VIDEO CONFERENCING, INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(JERSEY CITY, N.J.)

BY                   TRANSFER AGENT AND REGISTRAR

AUTHORIZED OFFICER

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common
TEN ENT as tenants by the entireties
JT TEN as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-(Cust)             Custodian (Minor)
                                under Uniform Gifts to Minors
                                Act (State)

Additional abbreviations may also be used though not in the above list.

Educational Video Conferencing, Inc.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

For value received,                      hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
       shares of the capital stock represented by the within Certificate, and do
hereby irrevocably constitute and appoint             Attorney to transfer the
said stock on the books of the within named Corporation with full power of substitution in the premises. Dated

Notice:

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.